Exhibit 10(A) Eversheds Sutherland (US) LLP 700 Sixth Street, NW, Suite 700 Washington, DC 20001-3980 D: +1 202.383.0158 F: +1 202.637.3593 steveroth@ eversheds-sutherland.com

April 25, 2018

Board of Trustees

Teachers Insurance and Annuity Association of America

730 Third Avenue

New York, NY 10017-3206

Re:	TIAA Separate Account VA-3
File Nos. 333-134820 / 811-21907

To the Board of Trustees:

We hereby consent to the reference to our name under the heading “Legal Matters” in the Statement of Additional Information filed as part of Post-Effective Amendment No. 14 to the Form N-4 registration statement for TIAA Separate Account VA-3 (File No. 333-134820). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Sincerely,

EVERSHEDS SUTHERLAND (US) LLP

By:	/s/ Stephen E. Roth
Stephen E. Roth

Eversheds Sutherland (US) LLP is part of a global legal practice, operating through various separate and distinct legal entities, under Eversheds Sutherland. For a full description of the structure and a list of offices, please visit www.eversheds-sutherland.com.